Exhibit 99.1

News Release

Basin Water, Inc. Receives Notice of Delisting from the Nasdaq Stock Market

RANCHO CUCAMONGA, Calif., July 17, 2009—Basin Water, Inc. (NASDAQ: BWTR) announced today that on July 16, 2009 it received notice from the Nasdaq Stock Market that it has determined that the Company’s common stock will be delisted from the Nasdaq Stock Market as a result of the Company’s Chapter 11 bankruptcy protection filing.

The notification advises the Company that, in accordance with Listing Rules 5100, 5110(b) and IM 5100-1, unless the Company appeals the delisting determination, trading of the Company’s common stock will be suspended at the opening of business on July 27, 2009. At that time, unless appealed, the Nasdaq Stock Market will file a Form 25-NSE with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on the Nasdaq Stock Market. The notification listed the Company’s bankruptcy filing as the primary reason for the determination to delist the Company’s common stock. The Company does not intend to request an appeal of this determination and therefore trading of the Company’s common stock will be suspended at the opening of business on July 27, 2009.

On July 16, 2009, the Company announced that it had initiated voluntary proceedings under Chapter 11 in order to pursue a sale of the business. The Company has entered into an asset purchase or “stalking horse” agreement with an affiliate of Amplio group to buy the Company’s assets, subject to an auction and Bankruptcy Court approval.

About Basin Water

Basin Water, Inc. designs, builds and implements systems for the treatment of contaminated groundwater, industrial process water and air streams from municipal and industrial sources. It provides reliable sources of drinking water for many communities, and the ability to comply with environmental standards and recover valuable resources from process and wastewater streams. Basin Water has developed proprietary, scalable ion-exchange, biological and other treatment systems that effectively process contaminated water and air in an efficient, flexible and cost effective manner. Additional information may be found on the Company’s web site: www.basinwater.com.

Forward Looking Statements

This press release contains forward-looking statements made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by their use of words, such as “estimate,” “expect,” “intend,” “anticipate” and other words and terms of similar meaning, in connection with any discussion of the Company’s financial statements, business, financial condition, results of operations or liquidity, or the bankruptcy process. Actual results may differ materially from these expectations due to various risks and uncertainties, including: the Company’s ability to fund its working capital needs through the bankruptcy process, obtaining Bankruptcy Court approval of the Asset Purchase Agreement and the consummation of the transactions contemplated thereby in a timely manner, the ability to complete the Chapter 11 process in a timely manner, the Company’s ability to continue to operate in the ordinary course and manage its relationships with its creditors, noteholders, vendors, employees and customers given the Company’s financial condition and the bankruptcy filing, the ability to limit the amount of time the Company’s management and officers devote to restructuring, in order to allow them to run the business and retain a number of the Company’s key managers and employees, the Company’s ability to manage its capital to meet future liquidity needs and continue operations, the effectiveness of any cost-saving measures by the Company, the Company’s limited operating history, significant operating losses associated with certain of the Company’s contracts, the Company’s ability to renegotiate loss contracts with its customers, changes in governmental regulation that may affect the water industry, particularly with respect to environmental laws, and changes in the board of directors and management members. More detailed information about these risks and uncertainties are contained in the Company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K/A for the year ended December 31, 2008 and subsequent Quarterly Reports on Form 10-Q, as amended. There can be no assurance that the Company can remain in possession of its assets and control of its business as a debtor-in-possession and that a trustee will not be appointed to operate the business of the Company. The Company’s current business relationships and arrangements, and the Company’s ability to negotiate future business arrangements may be adversely affected by the filing of the bankruptcy petition. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company assumes no obligation to update these forward-looking statements to reflect any change in future events.

CONTACT:

Basin Water, Inc.

W. Christopher Chisholm

Vice President & Chief Financial Officer

877-312-8950 (Please note new telephone number)

www.basinwater.com